As filed with the Securities and Exchange Commission on September 27, 2012.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Lender Processing Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-1547801
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

601 Riverside Avenue

Jacksonville, Florida 32204

(904) 854-5100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Todd Johnson

Executive Vice President, General Counsel and Corporate Secretary

601 Riverside Avenue

Jacksonville, Florida 32204

(904) 854-5100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Craig F. Arcella

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019

(212) 474-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by Lender Processing Services, Inc.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering (1):	(4)	(4)	(4)	(4)
Debt Securities (2)
Guarantees of Debt Securities by certain subsidiaries of Lender Processing Services, Inc.(3)

(1)	Such indeterminate number or amount of debt securities as may from time to time be issued at indeterminate prices, in U.S. Dollars or the equivalent thereof denominated in foreign currencies.
(2)	Senior debt securities of Lender Processing Services, Inc.
(3)	No additional consideration will be received for the guarantees and, pursuant to Rule 457(n), no additional fee is required.
(4)	Lender Processing Services, Inc. is deferring payment of the registration fee pursuant to Rule 456(b) under the Securities Act and is omitting this information in reliance on Rule 456(b) and Rule 457(r) under the Securities Act. Registration fees will be paid subsequently on a pay-as-you-go basis.

TABLE OF ADDITIONAL GUARANTOR REGISTRANTS

Name of Additional Registrant	Jurisdiction of Incorporation or Formation	Principal Executive Offices	I.R.S. Employer Identification No.
DOCX, LLC	Georgia	601 Riverside Avenue, Jacksonville, Florida 32204	31-1379586
Espiel, Inc.	Delaware	601 California Street, Suite 980 San Francisco, California 94108	13-3737393
Lender Processing Services, LLC	Delaware	601 Riverside Avenue Jacksonville, Florida 32204	27-3732132
Lender’s Service Title Agency, Inc.	Ohio	1300 East Ninth Street Cleveland, Ohio 44114	25-1372340
LPS Agency Sales and Posting, Inc.	California	3210 El Camino Real, Suite 200 Irvine, California 92602	94-2882944
LPS Applied Analytics, LLC	Delaware	601 California Street, Suite 980 San Francisco, California 94108	27-3732223
LPS Asset Management Solutions, Inc.	Colorado	10385 Westmoor Drive Westminster, Colorado 80021	84-1477780
LPS Default Management, LLC	Delaware	601 Riverside Avenue Jacksonville, Florida 32204	27-3732267
LPS Default Solutions, Inc.	Delaware	1270 Northland Drive Mendota Heights, Minnesota 55120	01-0560689
LPS Field Services, Inc.	Delaware	30825 Aurora Road, Suite 140 Solon, Ohio 44139	34-1856603
LPS IP Holding Company, LLC	Delaware	601 Riverside Avenue Jacksonville, Florida 32204	51-0658830
LPS Management, LLC	Delaware	601 Riverside Avenue Jacksonville, Florida 32204	26-1550692
LPS Mortgage Processing Solutions, Inc.	Delaware	601 Riverside Avenue, Jacksonville, Florida 32204	51-0658830
LPS National Flood, LLC	Delaware	1521 North Cooper Street, Suite 400 Arlington, Texas 76011	75-2597630
LPS National TaxNet, Inc.	Delaware	3100 New York Drive, Suite 100 Pasadena, California 91107	27-3732345
LPS Origination Technology, Inc.	Delaware	17295 Chesterfield Airport Rd., Suite 200, Chesterfield, Missouri 63005	45-5439025
LPS Portfolio Solutions, LLC	Delaware	2915 Commers Drive, Suite 1300, Eagan, Minnesota 55121	01-0560689
LPS Real Estate Data Solutions, Inc.	California	3100 New York Drive, Suite 100 MS-IDM, Pasadena, California 91107	95-4237556
LPS Real Estate Group, Inc.	Delaware	17300 119th Street, Olathe, Kansas 66061	68-0626237
LPS Valuation Solutions, LLC	California	9339 Carroll Park Drive, Suite 200, San Diego, California 92121	68-0505888
LRT Record Services, Inc.	Texas	1525 W. Walnut Hill Lane, Irving, Texas 75038	75-2366840
LSI Alabama, LLC	Alabama	601 Riverside Ave., Jacksonville, Florida 32204	25-1896393
LSI Appraisal, LLC	Delaware	700 Cherrington Parkway, Coraopolis, Pennsylvania 15108	26-3873003
LSI Title Agency, Inc.	Illinois	700 Cherrington Parkway, Coraopolis, Pennsylvania 15108	90-0172717
LSI Title Agency of Arkansas, LLC	Arkansas	900 S. Shackleford Road, Ste. 300, Little Rock, Arkansas 72211	45-2205485
LSI Title Company	California	5 Peters Canyon Road, Suite 200, Irvine, California 92606	94-2696070
LSI Title Company of Oregon, LLC	Oregon	1651 Centennial Boulevard, Suite T-1, Springfield, Oregon 97477	94-2696070
LSI Title Insurance Agency of Utah, Inc.	Utah	4001 South 700 East, Suite 500, Salt Lake City, Utah 84107	34-2050114
McDash Analytics, LLC	Colorado	1999 Broadway, Suite 3950, Denver, Colorado 80202	61-1527209
OnePointCity, LLC	Ohio	601 Riverside Avenue, Jacksonville, Florida 32204	59-2900658
RealEC Technologies, Inc.	Delaware	9800 Richmond Avenue #100, Houston, Texas 77042	33-0912302

PROSPECTUS

Lender Processing Services, Inc.

Debt Securities (guaranteed to the extent provided herein)

We may offer and sell from time to time debt securities in one or more offerings in such amounts and with such terms as may be determined from time to time.

We will provide the specific terms and initial public offering prices of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. Investing in these securities involves certain risks. See ‘‘Risk Factors” on page 2 herein, and beginning on page 8 of our Annual Report on Form 10-K for the year ended December 31, 2011, page 46 of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012 and page 38 of our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012, each of which is incorporated by reference herein. The prospectus supplement applicable to each type or series of securities we offer may contains a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.

We may sell these securities to or through underwriters and also directly to other purchasers, through dealers or through agents. The names of any underwriters, dealers or agents and the specific terms of a plan of distribution will be stated in an accompanying prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.

The date of this prospectus is September 27, 2012.

You should carefully read this prospectus along with any accompanying prospectus supplement and any free writing prospectus delivered in connection with any offering. We are only responsible for the information contained in the prospectus, the applicable prospectus supplement and the documents contained or incorporated by reference herein. We and the underwriters have not authorized anyone to provide you with any other information. We do not take responsibility for any other information that others may give you.

References in this prospectus to “dollars” or “$” are to the lawful currency of the United States of America, unless the context otherwise requires.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “Commission” or the “SEC”) using a “shelf” registration process, relating to the debt securities and guarantees described in this prospectus. This means:

•	we may issue any securities covered by this prospectus from time to time;

•	we will provide a prospectus supplement each time these securities are offered pursuant to this prospectus; and

•	the prospectus supplement will provide specific information about the terms of that offering and also may add to, update or change information contained in this prospectus.

This prospectus provides you with a general description of the securities we may offer. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the Commission. For additional information regarding us and the offered securities, please refer to the registration statement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Incorporation of Certain Documents by Reference.” In this prospectus, except as otherwise indicated or unless the context otherwise requires, all references in this prospectus supplement to “LPS,” the “Company,” “we,” “our” or “us” refer to Lender Processing Services, Inc. and its subsidiaries. All references to the “Issuer” refer to Lender Processing Services, Inc. and not its subsidiaries.

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LENDER PROCESSING SERVICES, INC.

We are a provider of integrated technology and transaction services to the mortgage lending industry, with market leading positions in mortgage processing and default management services in the U.S. We conduct our operations through two reporting segments, Technology, Data and Analytics and Transaction Services. A large number of financial institutions use our solutions. Our technology solutions include our mortgage processing system, which automates all areas of loan servicing, from loan setup and ongoing processing to customer service, accounting and reporting. Our technology solutions also include our Desktop system, which is a middleware enterprise workflow management application designed to streamline and automate business processes. Our transaction services include our default services, which are used by mortgage lenders, servicers and other real estate professionals to reduce the expense of managing defaulted loans, and our origination services, which support most aspects of the closing of mortgage loan transactions by lenders and loan servicers.

Our Technology, Data and Analytics segment principally includes:

•	Servicing Technology. Our mortgage servicing technology, which we conduct using our mortgage servicing platform and our team of experienced support personnel;

•	Default Technology. Our Desktop application, a workflow system that assists our customers in managing business processes, which is primarily used in connection with mortgage loan default management;

•	Origination Technology. Our mortgage origination technology and our collaborative electronic vendor network, which provides connectivity among mortgage industry participants; and

•	Data and Analytics. Our data and analytics businesses, in which we provide automated valuation products and aggregated property, loan and tax status data services.

Our Transaction Services segment offers a range of services used mainly in the production of a mortgage loan, which we refer to as origination services, and in the management of mortgage loans that go into default, which we refer to as default services.

Our origination services principally include:

•	settlement and title agency services, in which we act as an agent for title insurers or as an underwriter, and closing services, in which we assist in the closing of real estate transactions;

•	appraisal services, which consist of traditional appraisals provided through our appraisal management company; and

•	other origination services, including flood zone information, which assists lenders in determining whether a property is in a federally designated flood zone.

Our default services principally include:

•	foreclosure management services, including administrative services provided to independent attorneys and trustees, mandatory title searches, posting and publishing, and other services;

•	property inspection and preservation services designed to preserve the value of properties securing defaulted loans;

•

asset management services, providing disposition services for our customers’ real estate owned properties through independent real estate brokers, attorneys and other vendors to facilitate the transaction; and

•	alternative property valuation services, which provide a range of default related valuation services supporting the foreclosure process.

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General and administrative expenses that are not included in our operating segments are included in Corporate and Other.

Our principal executive offices are located at 601 Riverside Avenue, Jacksonville, Florida 32204 and our telephone number at that address is (904) 854-5100. We maintain a website at http://www.lpsvcs.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

For further information regarding us, including financial information, you should refer to our recent filings with the Commission.

RISK FACTORS

Investing in our securities involves risk. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus (see page 14). The risks and uncertainties we describe are not the only ones facing the Company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular series or offering of securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods shown on a consolidated basis. Earnings as adjusted are calculated by taking earnings from continuing operations before income taxes, adding amortization of capitalized interest and subtracting capitalized interest. Fixed charges are calculated by taking interest expense and adding capitalized interest and amortization of debt issuance costs.

	Six Months Ended June 30, 2012	Year December 31,
		2011	2010	2009	2008	2007(1)
Ratio of earnings to fixed charges	1.2	3.2	6.9	5.5	8.1

(1)	The Company was incorporated on December 7, 2007 and had no significant assets prior to June 13, 2008 and therefore does not have a ratio of earnings to fixed charges for the year ended December 31, 2007.

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FORWARD-LOOKING STATEMENTS

The statements contained or incorporated by reference in this prospectus that are not purely historical, including statements regarding our expectations, hopes, intentions or strategies regarding the future, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to, among other things, our future financial and operating results. In many cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these terms and other comparable terminology. Actual results could differ materially from those anticipated in these statements as a result of a number of factors, including, but not limited to:

•	our ability to adapt our services to changes in technology or the marketplace;

•	the impact of changes in the level of real estate activity (including among others, loan originations and foreclosures) on demand for certain of our services;

•	our ability to maintain and grow our relationships with our customers;

•	the effects of our substantial leverage on our ability to make acquisitions and invest in our business;

•	the level of scrutiny being placed on participants in the foreclosure process;

•

risks associated with federal and state inquiries and examinations currently underway or that may be commenced in the future with respect to our default management operations, and with civil litigation related to these matters;

•	changes to the laws, rules and regulations that regulate our businesses as a result of the current economic and financial environment;

•	changes in general economic, business and political conditions, including changes in the financial markets;

•	the impact of any potential defects, development delays, installation difficulties or system failures on our business and reputation;

•	risks associated with protecting information security and privacy;

•	our historical financial information may not be indicative of our results as a stand-alone company; and

•	other risks detailed elsewhere in this prospectus, including those set forth in “Risk Factors.”

We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of securities offered by us will be used for working capital, capital expenditures, acquisitions, to refinance existing indebtedness and other general corporate purposes. Until we use the net proceeds in this manner, we may temporarily use them to make short-term investments or reduce short-term borrowings.

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DESCRIPTION OF THE DEBT SECURITIES AND GUARANTEES

General

We may issue debt securities from time to time in one or more distinct series. The debt securities will be senior debt securities. Senior debt securities will be issued under an indenture. Unless otherwise specified in the applicable prospectus supplement, the trustee under the applicable indenture will be U.S. Bank National Association. We will include in a supplement to this prospectus the specific terms of each series of debt securities being offered. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the debt securities, their indentures and their guarantees, if any, are summaries of these provisions, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities, their indentures (including any amendments or supplements we may enter into from time to time which are permitted under each indenture) and their guarantees, if any.

The applicable prospectus supplement will specify whether such debt securities will be guaranteed by one or more of our subsidiaries. The senior debt securities will rank equally with any of our other senior and unsubordinated debt, will rank senior to any of our subordinated debt, will be effectively subordinated to any of our secured debt to the extent of the value of the assets securing such indebtedness and will be structurally subordinated to any indebtedness of our subsidiaries that do not guarantee the senior debt securities.

The applicable prospectus supplement will set forth the terms of each series of debt securities, including, if applicable:

•	the title of the debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•

whether the debt securities will be issued as registered securities, bearer securities or both, and any restrictions on the exchange of one form of debt securities for another and on the offer, sale and delivery of the debt securities in either form;

•	the date or dates on which the principal amount of the debt securities will mature;

•	if the debt securities bear interest, the rate or rates at which the debt securities bear interest and the date or dates from which interest will accrue;

•	if the debt securities bear interest, the dates on which interest will be payable and the regular record dates for interest payments;

•

the place or places where the payment of principal, any premium and interest will be made, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon us may be served;

•	any optional redemption provisions, which would allow us to redeem the debt securities in whole or in part;

•	any sinking fund or other provisions that would obligate us to redeem, repay or purchase the debt securities;

•

if the currency in which the debt securities will be issuable is United States dollars, the denominations in which any registered securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denominations in which any bearer securities will be issuable, if other than the denomination of $5,000;

•	if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;

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•

the events of default and covenants relevant to the debt securities, including the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of defaults or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;

•	if a person other than U.S. Bank National Association is to act as trustee for the debt securities, the name and location of the corporate trust office of that trustee;

•	if other than United States dollars, the currency in which the debt securities will be paid or denominated;

•

if the debt securities are to be payable, at our election or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency in which the debt securities are to be so payable;

•	the designation of the original currency determination agent, if any;

•	if the debt securities are issuable as indexed securities, the manner in which the amount of payments of principal, any premium and interest will be determined;

•	if the debt securities do not bear interest, the dates on which we will furnish to the trustee the names and addresses of the holders of the debt securities;

•	provisions for the satisfaction and discharge or defeasance or covenant defeasance of the indenture with respect to the debt securities issued under that indenture;

•	the date as of which any bearer securities and any global security will be dated if other than the date of original issuance of the first debt security of a particular series to be issued;

•

whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary and, if applicable, the exchange date;

•

if debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities, bearer securities or will be in global form and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;

•	whether payment of any amount due under the debt securities will be guaranteed by one or more guarantors, including one or more of our subsidiaries;

•	whether the debt securities will be secured or unsecured;

•	the forms of the debt securities;

•	a discussion of material U.S. federal income tax considerations; and

•	any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the Trust Indenture Act of 1939, as amended.

This prospectus is part of a registration statement that does not limit the aggregate principal amount of debt securities that we may issue and provides that we may issue debt securities from time to time in one or more series under one or more indentures, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance.

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Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

As noted above, our debt securities may be guaranteed by one or more of our other subsidiaries if so provided in the applicable prospectus supplement or other offering material. The prospectus supplement or other offering material will describe the terms of any guarantees, including, among other things, the ranking of the guarantee, the method for determining the identity of the guarantors and the conditions under which guarantees will be added or released. Any guarantees will be joint and several obligations of the guarantors. The obligations of each guarantor under its guarantee will be limited as necessary to prevent the guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series.

The specific terms of the depositary arrangement with respect to a series of the debt securities will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary for such global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global security. Such accounts will be designated by the underwriters or agents with respect to such debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee (with respect to interests of participants) and on the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have the debt securities of the series represented by such global security registered in their names and will not receive or be entitled to receive physical delivery of the debt securities of that series in definitive form.

Principal of, any premium and interest on, and any additional amounts with respect to, the debt securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such debt securities. None of the Trustee, any paying agent, the security registrar or us will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for a series of the debt securities or its nominee, upon receipt of any payment with respect to such debt securities, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global security for such debt securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be

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governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name”, and will be the responsibility of such participants.

Such definitive debt securities will be registered in such name or names as the depositary shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global securities.

Governing Law

Each indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in that state.

Information Concerning the Trustee

Unless otherwise specified in the applicable prospectus supplement, U.S. Bank National Association is to be the Trustee and paying agent under each indenture and is one of a number of banks with which we maintain banking relationships in the ordinary course of business.

PLAN OF DISTRIBUTION

We may sell offered securities in any one or more of the following ways from time to time:

(1)	through agents;

(2)	to or through underwriters;

(3)	through dealers; or

(4)	directly to purchasers.

The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including the name or names of any underwriters, dealers or agents; the purchase price of the offered securities and the proceeds from such sale; any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such offered securities may be listed. Any public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Offers to purchase offered securities may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.

If offered securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions,

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discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.

Our offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the offered securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all such offered securities of a series if any are purchased. We may grant to the underwriters options to purchase additional offered securities, to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the prospectus supplement relating thereto. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement relating to such offered securities.

If a dealer is utilized in the sales of offered securities in respect of which this prospectus is delivered, we will sell such offered securities to the dealer as principal. The dealer may then resell such offered securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

Offers to purchase offered securities may be solicited directly and the sale thereof may be made directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the related prospectus supplement.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with their terms, or otherwise, by one or more firms (“remarketing firms”), acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the offered securities remarketed thereby.

Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements to indemnification against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters, dealers or remarketing firms may be required to make.

8

If so indicated in the prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase offered securities from us, pursuant to contracts providing for payments and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

Disclosure in the prospectus supplement of our use of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive in addition to the date when we will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

Each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.

Underwriters, dealers, agents and remarketing firms, as well as their respective affiliates, may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

WHERE YOU CAN FIND MORE INFORMATION

General

We are subject to the information requirements of the Exchange Act and, in accordance therewith, we file reports, proxy statements and other information with the SEC. The public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We are an electronic filer, and the SEC maintains an Internet site at www.sec.gov that contains the reports, proxy and information statements and other information we file electronically. We make available, free of charge, through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and amendments to those reports, as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Our Internet website address is http://www.lpsvcs.com. The information on our website is not a part of and is not incorporated by reference in this prospectus, and our website address is included as an inactive textual reference only.

This prospectus, which forms a part of the registration statement, does not contain all of the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus, the accompanying prospectus supplement or any documents incorporated by reference containing the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

9

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces this information. All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the initial filing of this registration statement and until we sell all the securities shall be deemed to be incorporated by reference into this prospectus. We incorporate by reference the following previously filed documents:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the SEC on February 29, 2012;

•

the information responsive to Part III of our Form 10-K for the year ended December 31, 2011 provided in our Proxy Statement on Schedule 14A filed with the SEC on April 9, 2012 and the Definitive Additional Materials filed with the SEC on May 16, 2012;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2012 and June 30, 2012 filed with the SEC on May 4, 2012 and August 3, 2012, respectively;

•

our Current Reports on Form 8-K or filed portions of those reports (but not reports or portions of reports which were furnished and not deemed to be filed) filed with the SEC on May 24, 2012, August 2, 2012 and September 7, 2012; and

•

all documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date hereof and until the offering of notes is completed (but not documents or portions of documents which are furnished and not deemed to be filed).

To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits to the Registration Statement) call or write us at the following address: 601 Riverside Avenue, Jacksonville, Florida 32204, Attention: Investor Relations, telephone number (904)  854-8640.

VALIDITY OF SECURITIES

Certain matters as to U.S. law with respect to the validity of certain of the offered securities will be passed upon for us by Cravath, Swaine & Moore LLP. Additional legal matters may be passed on for us, any underwriters, dealers or agents by counsel which we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements included in this prospectus with respect to Lender Processing Services, Inc. as of December 31, 2011 and December 31, 2010, and for each of the years in the three-year period ended December 31, 2011, and Management’s Report on Internal Control over Financial Reporting as of December 31, 2011 have been incorporated by reference herein and in the registration statement of which this prospectus forms a part in reliance upon the reports of KPMG LLP, independent registered public accounting firm, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

10

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other expenses of issuance and distribution

The following table sets forth the expenses payable by the Company in connection with the issuance and distribution of the securities being registered hereby.

Filing Fee—Securities and Exchange Commission	$		*
Fees and Expenses of Counsel		*	*
Printing Expenses		*	*
Fees and Expenses of Accountants		*	*
Trustee Fees and Expenses		*	*
Miscellaneous Expenses		*	*
Total		*	*

*	Omitted because the registration fee is being deferred pursuant to Rule 456(b).
**	Not presently known.

Item 15. Indemnification of officers and directors

Lender Processing Services, Inc. is incorporated under the laws of the State of Delaware.

Section 145 of the Delaware General Corporation Law, or the DGCL, provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

The Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of Lender Processing Services, Inc. provide for the indemnification of directors, officers and certain authorized representatives of the corporation to the fullest extent permitted by the DGCL, except that the Amended and Restated Certificate of Incorporation provides for indemnification in a derivative action or suit initiated by a director, officer or authorized representative of the corporation only if our board of directors authorized the initiation of that action or suit. In addition, as permitted by the DGCL, the Amended and Restated Certificate of Incorportion provides that our directors shall have no personal liability to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of the director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which a director derived an improper personal benefit.

In addition to the indemnification provided for in our Certificate and Bylaws, we have purchased directors’ and officers’ liability insurance which would insure our directors and officers against certain liabilities which might be incurred in connection with the performance of their duties.

Reference is made to the form of Underwriting Agreement to be filed as Exhibit 1.1 hereto for provisions providing that the Underwriters are obligated, under certain circumstances, to indemnify the directors, certain officers and the controlling persons of the Company against certain liabilities under the Securities Act.

Item 16. Exhibits and financial statement schedules

Exhibit Number		Description

*1.1	—	Form of Underwriting Agreement

3.1	—	Amended and Restated Certificate of Incorporation of Lender Processing Services, Inc. (incorporated by reference to Exhibit 4.1 to Registration Statement on Form S-8 filed on July 8, 2008).

3.2	—	Amended and Restated Bylaws of Lender Processing Services, Inc. (incorporated by reference to Exhibit 4.2 to Registration Statement on Form S-8 filed on July 8, 2008)

4.1	—	Form of Senior Indenture, to be entered into between the Company and U.S. Bank National Association. The form or forms of senior debt securities and any supplemental Indentures with respect to each particular offering will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

4.2	—	Form of Senior Debt Security (included as Exhibit A to Exhibit 4.1 hereto)

5.1	—	Opinion of Cravath, Swaine & Moore LLP

12.1	—	Statement regarding Calculation of Ratio of Earnings to Fixed Charges and Preference Share Dividends (included on page 4 of the Registration Statement)

23.1	—	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1)

23.2	—	Consent of KPMG LLP

24.1	—	Power of Attorney (included on the signature page of the Registration Statement)

25.1	—	Statement of Eligibility of U.S. Bank National Association on Form T-1, as Trustee for the Senior Indenture

*	To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jacksonville, Florida, on this date, September 27, 2012.

LENDER PROCESSING SERVICES, INC.

By:	/s/ Thomas L. Schilling

Name:	Thomas L. Schilling
Title:	Executive Vice President and Chief Financial Officer

Each of the undersigned officers and directors of Lender Processing Services, Inc., a Delaware corporation, whose signature appears below hereby constitutes and appoints Thomas L. Schilling and Todd C. Johnson, and each of them singly, as his or her true and lawful attorneys-in-fact and agents, severally, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement, and to file the same with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them singly, full power and authority to do and perform each and every act and thing necessary or appropriate to be done in and about the premises, as fully to all intents and purposes as any of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, as amended, this registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Hugh R. Harris Hugh R. Harris	President, Chief Executive Officer and Director (Principal Executive Officer)	September 27, 2012

/s/ Thomas L. Schilling Thomas L. Schilling	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 27, 2012

/s/ Lee A. Kennedy Lee A. Kennedy	Executive Chairman of the Board	September 27, 2012

/s/ Alvin R. (Pete) Carpenter Alvin R. (Pete) Carpenter	Director	September 27, 2012

/s/ Philip G. Heasley Philip G. Heasley	Director	September 27, 2012

/s/ David K. Hunt David K. Hunt	Director	September 27, 2012

/s/ James K. Hunt James K. Hunt	Director	September 27, 2012

/s/ Susan E. Lester Susan E. Lester	Director	September 27, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jacksonville, Florida, on this date, September 27, 2012.

Lender Processing Services, LLC

By:	Lender Processing Services, Inc., its Managing Member

By:	/s/ Thomas L. Schilling

Name:	Thomas L. Schilling
Title:	Executive Vice President and Chief Financial Officer

LPS Applied Analytics, LLC LPS Default Management, LLC LPS IP Holding Company, LLC

By:	Lender Processing Services, LLC, its Managing Member

By:	/s/ Thomas L. Schilling

Name:	Thomas L. Schilling
Title:	Executive Vice President, Chief Financial Officer and Chief Accounting Officer

LPS Management, LLC LPS Portfolio Solutions, LLC DOCX, LLC

By:	LPS Mortgage Processing Solutions, Inc., its Managing Member

By:	/s/ Thomas L. Schilling

Name:	Thomas L. Schilling
Title:	Executive Vice President, Chief Financial Officer and Chief Accounting Officer

LSI Alabama, LLC LSI Title Agency of Arkansas, LLC LSI Title Company of Oregon, LLC

By:	LSI Title Company, its Managing Member

By:	/s/ Thomas L. Schilling

Name:	Thomas L. Schilling
Title:	Executive Vice President, Chief Financial Officer and Chief Accounting Officer

LPS Valuation Solutions, LLC McDash Analytics, LLC

By:	LPS Applied Analytics, LLC, its Managing Member

By:	/s/ Thomas L. Schilling

Name:	Thomas L. Schilling
Title:	Executive Vice President, Chief Financial Officer and Chief Accounting Officer

LPS National Flood, LLC LSI Appraisal, LLC

By:	LPS National TaxNet, Inc., its Managing Member

By:	/s/ Thomas L. Schilling

Name:	Thomas L. Schilling
Title:	Executive Vice President, Chief Financial Officer and Chief Accounting Officer

OnePointCity, LLC

By:	LPS National Flood, LLC, its Managing Member

By:	/s/ Thomas L. Schilling

Name:	Thomas L. Schilling
Title:	Executive Vice President, Chief Financial Officer and Chief Accounting Officer

Espiel, Inc. LPS National TaxNet, Inc. LPS Real Estate Data Solutions, Inc. LPS Real Estate Group, Inc.

By:	/s/ Daniel Berman

Name:	Daniel Berman
Title:	President

LPS Default Solutions, Inc. LPS Mortgage Processing Solutions, Inc.

By:	/s/ Daniel Scheuble

Name:	Daniel Scheuble
Title:	President

Lender’s Service Title Agency, Inc. LSI Title Agency, Inc. LSI Title Company LSI Title Insurance Agency of Utah, Inc. RealEC Technologies, Inc.

By:	/s/ Ronald Frazier

Name:	Ronald Frazier
Title:	President

LPS Agency Sales and Posting, Inc. LPS Asset Management Solutions, Inc. LPS Field Services, Inc. LRT Record Services, Inc.

By:	/s/ Robert J. Caruso

Name:	Robert J. Caruso
Title:	President

LPS Origination Technologies, Inc.

By:	/s/ Jerry L. Halbrook

Name:	Jerry L. Halbrook
Title:	President

Each of the undersigned officers and directors or members, as applicable, of the registrants whose signature appears below hereby constitutes and appoints Todd Johnson and Chip Keller, and each of them singly, as his or her true and lawful attorneys-in-fact and agents, severally, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement, and to file the same with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them singly, full power and authority to do and perform each and every act and thing necessary or appropriate to be done in and about the premises, as fully to all intents and purposes as any of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, as amended, this registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date
	Director	September 27, 2012

/s/ Todd Johnson Todd Johnson

Espiel, Inc.

Lender’s Service Title Agency, Inc.

LPS Agency Sales and Posting, Inc.

LPS Asset Management Solutions, Inc.

LPS Default Solutions, Inc.

LPS Field Services, Inc.

LPS Mortgage Processing Solutions, Inc.

LPS National TaxNet, Inc.

LPS Origination Technology, Inc.

LPS Real Estate Data Solutions, Inc.

LPS Real Estate Group, Inc.

LRT Record Services, Inc.

LSI Title Company

LSI Title Insurance Agency of Utah, Inc.

LSI Title Agency, Inc.

RealEC Technologies, Inc.

/s/ Daniel Scheuble	Director	September 27, 2012
Daniel Scheuble

Espiel, Inc.

Lender’s Service Title Agency, Inc.

LPS Agency Sales and Posting, Inc.

LPS Asset Management Solutions, Inc.

LPS Default Solutions, Inc.

LPS Field Services, Inc.

LPS Mortgage Processing Solutions, Inc.

LPS National TaxNet, Inc.

LPS Real Estate Data Solutions, Inc.

LPS Real Estate Group, Inc.

LRT Record Services, Inc.

LSI Title Company

LSI Title Insurance Agency of Utah, Inc.

RealEC Technologies, Inc.

/s/ Ronald Frazier	Director	September 27, 2012
Ronald Frazier	LSI Title Agency, Inc.

/s/ Joseph Nackashi	Director	September 27, 2012
Joseph Nackashi	LPS Origination Technology, Inc.

/s/ Ronald Frazier	President of LSI Title Company, the Managing Member of:	September 27, 2012
Ronald Frazier	LSI Alabama, LLC LSI Title Agency of Arkansas, LLC LSI Title Company of Oregon, LLC

/s/ Daniel Scheuble	President of LPS Mortgage Processing Solutions, Inc., the Managing Member of:	September 27, 2012
Daniel Scheuble	LPS Management, LLC LPS Portfolio Solutions, LLC

/s/ Thomas L. Schilling	Executive Vice President, Chief Financial Officer and Chief Accounting Officer of LPS Mortgage Processing Solutions, Inc., the Managing Member of:	September 27, 2012
Thomas L. Schilling	DOCX, LLC

/s/ Daniel Berman	President of LPS Applied Analytics, LLC, the Managing Member of:	September 27, 2012
Daniel Berman	LPS Valuation Solutions, LLC McDash Analytics, LLC

/s/ Hugh R. Harris	President and Chief Executive Officer of Lender Processing Services, Inc., the Managing Member of:	September 27, 2012
Hugh R. Harris	Lender Processing Services, LLC

/s/ Hugh R. Harris	President and Chief Executive Officer of Lender Processing Services, LLC, the Managing Member of:	September 27, 2012
Hugh R. Harris	LPS Applied Analytics, LLC LPS Default Management, LLC LPS IP Holding Company, LLC

/s/ Daniel Berman	President of LPS National TaxNet, Inc., the Managing Member of:	September 27, 2012
Daniel Berman	LPS National Flood, LLC LSI Appraisal, LLC

/s/ Daniel Berman	President of LPS National Flood, LLC., the Managing Member of:	September 27, 2012
Daniel Berman	OnePointCity, LLC

/s/ Hugh R. Harris	President and Chief Executive Officer	September 27, 2012
Hugh R. Harris	(Principal Executive Officer) Lender Processing Services, LLC

/s/ Daniel Berman	President	September 27, 2012
Daniel Berman

(Principal Executive Officer)

Espiel, Inc.

LPS Applied Analytics, LLC

LPS National Flood, LLC

LPS National TaxNet, Inc.

LPS Real Estate Data Solutions, Inc.

LPS Real Estate Group, Inc.

McDash Analytics, LLC

OnePointCity, LLC

/s/ Daniel Scheuble	President	September 27, 2012
Daniel Scheuble	(Principal Executive Officer) DOCX, LLC LPS Default Solutions, Inc. LPS Mortgage Processing Solutions, Inc. LPS IP Holding Company, LLC LPS Management, LLC

/s/ Ronald Frazier	President	September 27, 2012
Ronald Frazier

(Principal Executive Officer)

Lender’s Service Title Agency, Inc.

LPS Valuation Solutions, LLC

LSI Alabama, LLC

LSI Appraisal, LLC

LSI Title Agency of Arkansas, LLC

LSI Title Agency, Inc.

LSI Title Company

LSI Title Company of Oregon, LLC

LSI Title Insurance Agency of Utah, Inc.

RealEC Technologies, Inc.

/s/ Robert Caruso	President	September 27, 2012
Robert Caruso

(Principal Executive Officer)

LPS Agency Sales and Posting, Inc.

LPS Default Management, LLC

LPS Asset Management Solutions, Inc.

LPS Field Services, Inc.

LPS Portfolio Solutions, LLC

LRT Record Services, Inc.

/s/ Jerry L. Halbrook	President	September 27, 2012
Jerry L. Halbrook	(Principal Executive Officer) LPS Origination Technology, Inc.

/s/ Thomas L. Schilling	Executive Vice President, Chief Financial Officer and Chief Accounting Officer	September 27, 2012
Thomas L. Schilling

(Principal Financial Officer and Principal

Accounting Officer)

DOCX, LLC

Espiel, Inc.

Lender Processing Services, LLC

Lender’s Service Title Agency, Inc.

LPS Agency Sales and Posting, Inc.

LPS Applied Analytics, LLC

LPS Asset Management Solutions, Inc.

LPS Default Management, LLC

LPS Default Solutions, Inc.

LPS Field Services, Inc.

LPS IP Holding Company, LLC

LPS Management, LLC

LPS Mortgage Processing Solutions, Inc.

LPS National Flood, LLC

LPS National TaxNet, Inc.

LPS Origination Technology, Inc.

LPS Portfolio Solutions, LLC

LPS Real Estate Data Solutions, Inc.

LPS Real Estate Group, Inc.

LPS Valuation Solutions, LLC

LRT Record Services, Inc.

LSI Alabama, LLC

LSI Appraisal, LLC

LSI Title Agency, Inc.

LSI Title Agency of Arkansas, LLC

LSI Title Company

LSI Title Company of Oregon, LLC

LSI Title Insurance Agency of Utah, Inc.

McDash Analytics, LLC

OnePointCity, LLC

RealEC Technologies, Inc.

EXHIBIT INDEX

Exhibit Number		Description

*1.1	—	Form of Underwriting Agreement

3.1	—	Amended and Restated Certificate of Incorporation of Lender Processing Services, Inc. (incorporated by reference to Exhibit 4.1 to Registration Statement on Form S-8 filed on July 8, 2008).

3.2	—	Amended and Restated Bylaws of Lender Processing Services, Inc. (incorporated by reference to Exhibit 4.2 to Registration Statement on Form S-8 filed on July 8, 2008)

4.1	—	Form of Senior Indenture, to be entered into between the Company and The Bank of New York Mellon. The form or forms of senior debt securities and any supplemental Indentures with respect to each particular offering will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

4.2	—	Form of Senior Debt Security (included as Exhibit A to Exhibit 4.1 hereto)

5.1	—	Opinion of Cravath, Swaine & Moore LLP

12.1	—	Statement regarding Calculation of Ratio of Earnings to Fixed Charges and Preference Share Dividends (included on page 4 of the Registration Statement)

23.1	—	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1)

23.2	—	Consent of KPMG LLP

24.1	—	Power of Attorney (included on the signature page of the Registration Statement)

25.1	—	Statement of Eligibility of U.S. Bank National Association on Form T-1, as Trustee for the Senior Indenture

*	To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.